UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PINNACLE GAS RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0182582
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

1 E. Alger Street

Sheridan, Wyoming 82801

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:
Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities act registration statement file number to which this form relates:  333-139556

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.                          Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share, of Pinnacle Gas Resources, Inc. (the “Registrant”) will be set forth under the caption “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-139556), initially filed with the Securities and Exchange Commission on December 21, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.                          Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-139556), initially filed with the Securities and Exchange Commission on December 21, 2006 and as subsequently amended (incorporated herein by reference).

2.

Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-133983), filed May 10, 2006).

3.

Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-133983), filed May 10, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 9, 2007

PINNACLE GAS RESOURCES, INC.

By:	/s/ Peter G. Schoonmaker
Name:	Peter G. Schoonmaker
Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.

Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-139556), initially filed with the Securities and Exchange Commission on December 21, 2006 and as subsequently amended (incorporated herein by reference).

2.

Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-133983), filed May 10, 2006).

3.

Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-133983), filed May 10, 2006).